UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2019

Commission File Number 1-10948

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-2663954
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	NASDAQ Stock Market

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 2, 2019, Office Depot, Inc. (the “Company”) announced the appointment of Richard Haas, 49, to serve as Senior Vice President, Chief Accounting Officer of the Company, effective June 14, 2019 (the “Effective Date”). Mr. Haas has over 20 years of finance experience and currently serves as Vice President, Tax for the Company since January 2014. He will also retain his responsibilities over the Company’s Tax organization. Mr. Haas previously was with OfficeMax since 2005 where he held progressive leadership roles in its Tax Department and was later named Vice President of Tax for OfficeMax in 2007. Prior to joining OfficeMax, Mr. Haas held various roles in the healthcare and financial industries.

On the Effective Date, Mr. Haas’s annual base salary will be $325,000. In addition, Mr. Haas will (i) be eligible to participate in the Office Depot, Inc. Corporate Incentive Plan with a target incentive payout set at 60% of his annual eligible earnings, (ii) continue to be eligible to receive awards under the Company’s Long-Term Incentive Plan at the time grants are made to other senior executives of the Company, and (iii) be eligible for the Company’s Executive Car Allowance Program.

A copy of the Company’s press release announcing the appointment of Mr. Haas as the Senior Vice President, Chief Accounting Officer of the Company on the Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 99.1	Press release of Office Depot, Inc., dated May 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: May 3, 2019	/s/ N. David Bleisch
N. David Bleisch
EVP, Chief Legal & Administrative Officer and Corporate Secretary